Filed Pursuant to Rule 424(b)(5)

Registration No. 333-294416

PROSPECTUS SUPPLEMENT

(to Prospectus Dated March 24, 2026)

Up to 4,576,272 Shares of Common Stock

Eva Live Inc.

We are offering up to 4,576,272 shares of our Common Stock, par value $0.0001 per share, pursuant to this prospectus supplement, the accompanying base prospectus, the securities purchase agreement between the Company and an investor who is a party thereto, and the Initial Note, as defined below, issued by us in accordance with the securities purchase agreement.

On July 21, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, we agreed to sell, and the Investor agreed to purchase, a secured convertible note of the Company in the aggregate original principal amount of $2,160,000 (the “Initial Note”), which is convertible into common stock of the Company. The Company agreed to issue the Initial Note for gross proceeds of $2,000,000. We expect to issue the Initial Note on July 23, 2026, subject to customary closing conditions.

This offering relates to our shares of Common Stock issuable by us upon conversion of the Initial Note.

The shares of Common Stock are being offered directly to the Investor without a placement agent or underwriter. We are not paying placement agent fees or underwriting discounts in connection with the offering.

Our Common Stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “GOAI.” On July 22, 2026, the last reported sale price of our Common Stock was $1.94 per share.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. David Boulette, our Chief Executive Officer and President, is the holder and beneficial owner of approximately 57.86% of the Company’s Common Stock as of the date of this prospectus and therefore controls a majority of the voting power of the Company’s outstanding Common Stock; accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. See “Risk Factors — The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

We are an emerging growth company and a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein and future filings.

INVESTING IN OUR SECURITIES INVOLVES A VERY HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SPECIFIED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 21, 2026

Table of Contents

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus relate to this offering of shares of our Common Stock. Before purchasing any shares of our Common Stock offered hereby, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

On March 18, 2026, we filed with the U.S. Securities and Exchange Commission (the SEC) a registration statement on Form S-3 (File No. 333-294416), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on March 24, 2026. Under the shelf registration process, we may offer and sell any combination of securities described in the accompanying prospectus in one or more offerings. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of Common Stock.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Common Stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the base prospectus and this prospectus supplement. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement. In particular, with respect to any information contained in this prospectus supplement, on the one hand, and information in the accompanying base prospectus or documents incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying base prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus is accurate only as of the date on its cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement and the accompanying base prospectus incorporate by reference market data, industry statistics, and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, or the accompanying base prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying base prospectus and under similar headings in other documents that are incorporated by reference into this prospectus supplement or the accompanying base prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us,” and “our company” refer to Eva Live Inc., a Nevada corporation.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein may contain “forward-looking statements.” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus supplement relating to our business strategy, our future operating results, and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you, therefore, against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus supplement entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform to these statements.

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SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement and the accompanying base prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in their entirety, including “Risk Factors” included in this prospectus and incorporated by reference, “Cautionary Statement Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with the additional information described under “Incorporation by Reference.”

Overview

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the Pink Sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and its President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

On September 28, 2021 (the “Acquisition Date”), the Company merged into EvaMedia Corp. (“EvaMedia”). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only board member of the Company.

We deemed EvaMedia as an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization.

On September 9, 2021, the Company completed a reverse split in the amount of 1-for-150, changed the Company’s name to Eva Live Inc., changed the Company’s trading symbol from “MLWN” to “GOAI,” and executed an Acquisition Agreement resulting in a change of control of the Company. On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI”. Trading under the new ticker symbol began at market opening on July 11, 2021.

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We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

Recent Developments

The following summarizes certain developments that have occurred since the filing of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “Q1 Form 10-Q”). This section is a working draft prepared at the request of the Company’s securities counsel to identify potential “recent developments” for the prospectus supplement. Items shown in red italics remain open and must be confirmed, tied to source records, and cleared with counsel before any of this language is included in a filing.

Equity Distribution Agreement (At-the-Market Offering)

Since the commencement of the offering under our Equity Distribution Agreement, dated April 14, 2026, with Maxim Group LLC (“Maxim”), and through June 30, 2026, we have sold an aggregate of 114,384 shares of our common stock in “at-the-market” transactions under this prospectus supplement and the accompanying prospectus, at a weighted-average price of approximately $4.11 per share, for aggregate gross proceeds of $470,274. After deducting sales commissions payable to Maxim, at a rate of 3% of the gross sales price per share, and other offering-related fees, together totaling $14,108, we received aggregate net proceeds of $456,166. As of June 30, 2026, shares of our common stock having an aggregate offering price of up to $99,529,726 remained available for sale from time to time under the Equity Distribution Agreement.

We intend to use the net proceeds from sales under the Equity Distribution Agreement for working capital and general corporate purposes, as described under “Use of Proceeds” in this prospectus supplement.”

Conversions of Convertible Notes

Issuance of Convertible Note

On May 6, 2026, we issued a convertible promissory note (the “May 2026 Note”) to 1800 Diagonal Lending LLC (“Diagonal”) in the principal amount of $472,000, reflecting an original issue discount of $72,000. We received net cash proceeds of $393,000, after payment of $7,000 of the lender’s transaction costs. The May 2026 Note provides for a one-time interest charge of $56,640 and matures on February 28, 2027. The note is convertible into shares of our common stock in accordance with its terms.

Conversions of Convertible Notes

During the same period, Diagonal converted outstanding convertible promissory notes into an aggregate of 70,831 shares of our common stock, as described below.

● On April 28, 2026, Diagonal converted $50,000 of the outstanding balance of a convertible promissory note (DLL-1889) into 21,668 shares of common stock at a conversion price of $2.3075 per share (shares issued April 29, 2026).

● On April 29, 2026, Diagonal converted the remaining balance of note DLL-1889 into 17,432 shares of common stock at a conversion price of $2.3075 per share (shares issued April 30, 2026), representing $40,226 of remaining principal, accrued interest and fees, following which the note was fully satisfied and retired.

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● On May 27, 2026, Diagonal converted a second convertible promissory note (DLL-1903) into 31,731 shares of common stock at a conversion price of $2.1905 per share, representing $69,507 of principal, accrued interest and a conversion fee, following which the note was fully satisfied and retired.

In the aggregate, we issued 70,831 shares of common stock upon these conversions, retiring $159,733 of note obligations (comprising principal, accrued interest and conversion fees). The shares were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Streeterville Note

Convertible Note Conversions. During the three months ended June 30, 2026, the holder of our outstanding convertible note issued by Streeterville Capital converted an aggregate of $1,085,000 in principal amount into 397,777 shares of our common stock pursuant to nine separate conversion notices. The note had an original face amount of $7,560,000, bears interest at a rate of 8% per annum, and matures on February 26, 2028. Following these conversions, $6,475,000 in principal amount remained outstanding under the note as of June 30, 2026.

As of June 30, 2026, the note had a net carrying value of $1,099,863, reflecting the remaining principal balance net of $5,375,137 of unamortized debt discount, together with $201,669 of accrued and unpaid interest. The conversion price under the note is not fixed; it is based on 87% of the lowest 10-day volume-weighted average price of our common stock, so the number of shares issuable upon conversion increases as the market price of our common stock declines. Accordingly, conversion of the remaining $6,475,000 of principal, together with any accrued interest that is converted, could require us to issue a substantial and presently indeterminate number of additional shares of common stock, resulting in significant dilution to our existing stockholders. Sales of those shares, or the perception that such sales may occur, could further depress the market price of our common stock, which would in turn increase the number of shares issuable upon any subsequent conversions.

For the three months ended June 30, 2026, we recognized non-cash charges related to the note consisting of $884,021 of debt discount amortization and $959,089 of debt discount written off upon conversion, together with $141,443 of stated interest expense and a $345,542 mark-to-market loss on the bifurcated compound derivative associated with the note, which derivative had a fair value of $4,562,000 as of June 30, 2026. We account for conversions of the note under the book-value method and, accordingly, recognized no gain or loss in connection with the conversions during the quarter.

Subsequent to June 30, 2026, on July 1, 2026, the holder converted an additional $125,000 in principal amount of the note into 58,721 shares of our common stock at a conversion price of $2.1287 per share, reducing the outstanding principal amount of the note to $6,350,000. Because the conversion price is variable and based on the market price of our common stock, additional conversions may occur prior to the date of this prospectus supplement, and the number of shares issuable upon any such conversions is presently indeterminate.

Spiro Senior — Discontinued

On May 27, 2026, we announced that we had executed a non-binding letter of intent with Dermatech Mobile Care, d/b/a Spiro Senior Care, contemplating a strategic partnership under which we would acquire a 25% equity interest in the Spiro Senior venture and invest up to $20 million in cash, assets, and resources, and we filed a Current Report on Form 8-K with respect to that announcement. On June 12, 2026, we announced that we had reached terms for a definitive agreement under which we would hold a 51% ownership interest across Spiro Senior Living and related operating entities, subject to the completion of final documentation. We are no longer pursuing the proposed Spiro transaction. We did not enter into a definitive agreement with respect to the transaction, and no investment in, or acquisition of, Spiro was consummated.

Psquared Inc. — Debt Settlement & Proposed Acquisition

Settlement of Psquared Receivable for Equity. On June 1, 2026, we entered into a Debt Settlement and Equity Issuance Agreement with Psquared Inc. (“Psquared”), pursuant to which we settled $3,000,000 of outstanding indebtedness owed to us by Psquared in exchange for shares of Psquared representing ten percent (10%) of its issued and outstanding equity on a fully diluted basis immediately following issuance. Upon issuance of the shares, the $3,000,000 of indebtedness was deemed fully paid, satisfied, and extinguished, and the parties exchanged mutual releases with respect to the debt. As a result of the transaction, we hold a 10% fully diluted equity interest in Psquared.

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Proposed Acquisition of Psquared. On June 10, 2026, we announced that we had signed a non-binding letter of intent to acquire Psquared, a profitable performance-marketing company that has generated more than $50,000,000 in revenue over the last four years. Under the proposed transaction, Psquared would be operated as a wholly owned subsidiary and its founder would continue to lead the business. The proposed acquisition remains subject to the completion of due diligence, the negotiation and execution of definitive agreements, regulatory approvals, and other customary closing conditions, and there can be no assurance that we will enter into a definitive agreement or complete the acquisition on the terms described, or at all. The historical revenue and profitability figures for Psquared are unaudited and remain subject to confirmation. We furnished a description of the proposed transaction in a Current Report on Form 8-K filed on June 10, 2026.

Risk Factors Relating to the Psquared Transactions

The proposed acquisition of Psquared may not be completed, and our equity investment in Psquared is illiquid and subject to loss. Our letter of intent to acquire Psquared is non-binding, and completion of the acquisition depends on the satisfactory completion of due diligence, the negotiation and execution of definitive agreements, the receipt of regulatory approvals, and the satisfaction of other customary closing conditions, any of which may not occur. We may incur significant costs pursuing the transaction even if it is not completed, and the announcement or failure of the transaction could adversely affect our business, the trading price of our common stock, and our relationship with Psquared. In addition, the $3,000,000 in receivable we previously held from Psquared has been converted into a 10% equity interest that is not publicly traded, may be difficult to value, and could decline in value or become worthless, and we may be unable to sell or otherwise realize value from this interest. Historical revenue and profitability information for Psquared is unaudited and may differ materially following completion of due diligence. If the acquisition is completed, we may fail to realize the anticipated benefits or synergies, may encounter difficulties integrating Psquared’s operations and personnel, and may be exposed to previously undisclosed liabilities of Psquared.

Settlement of Accrued Liabilities Through Issuance of Common Stock

On June 10, 2026, our Board of Directors approved, by unanimous written consent, the settlement of an aggregate of $4,865,067 of accrued and unpaid liabilities through the issuance of 2,133,805 shares of our common stock, par value $0.0001 per share (“common stock”), pursuant to seven separate Share Settlement Agreements, each dated as of June 10, 2026. The liabilities settled consisted of $1,882,093 of accrued and unpaid compensation owed to six individuals for services rendered and $2,982,974 of accounts payable owed to Hottest Media LLC for services rendered. The shares were issued at a settlement price of $2.28 per share, the closing price of our common stock on The Nasdaq Stock Market on June 10, 2026, with fractional shares rounded up to the nearest whole share. We received no cash proceeds from these issuances; the transactions settled outstanding obligations and were undertaken to preserve our cash resources. Dollar amounts in this section are rounded to the nearest dollar and may not sum to the totals shown due to rounding.

Six of the seven Share Settlement Agreements were entered into with related parties. Our Chief Executive Officer, David Boulette, settled $503,759 of accrued compensation for 220,947 shares; Carolina V. Ramos, our Office Manager and the spouse of Mr. Boulette, settled $400,001 for 175,440 shares; and our directors Daryl Walser, Phil Aspin, Riz Jamal and Ali Shadman settled $600,000, $270,000, $54,167 and $54,167, respectively, for 263,158, 118,422, 23,758 and 23,758 shares, respectively. In the aggregate, we settled $1,882,093 of related-party liabilities through the issuance of 825,483 shares. The remaining Share Settlement Agreement, with Hottest Media LLC, an arm’s-length trade creditor, settled $2,982,974 of accounts payable through the issuance of 1,308,322 shares. Each agreement with an interested director was approved in accordance with Section 78.140 of the Nevada Revised Statutes by all directors other than the interested director party thereto, and our Board determined that the terms, including the $2.28 per share settlement price, were fair to us at the time of authorization.

The Settlement Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder, constitute “restricted securities,” bear customary restrictive legends, and have not been registered for resale. The Settlement Shares are not being offered by this prospectus supplement or the accompanying prospectus.

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Formation of Eva Defense Inc.

On June 16, 2026, we announced the formation of Eva Defense Inc., our first wholly owned subsidiary. We established Eva Defense as a strategic initiative to pursue acquisitions of, and partnerships with, companies in the drone, autonomous systems, and defense technology sectors, including businesses involved in drone technologies, autonomous platforms, artificial intelligence applications, surveillance systems, advanced sensor technologies, and robotics. Eva Defense is a newly formed entity with no operating history, revenues, or material assets, and we have not entered into any definitive agreement to acquire any business or enter into any partnership through Eva Defense. Any such acquisition or partnership would be subject to the identification of suitable opportunities, the negotiation and execution of definitive agreements, and other conditions, and there can be no assurance that Eva Defense will complete any acquisition or partnership or generate any revenue.

Proposed Acquisition of Airbeam Wireless Technologies Inc.

On July 20, 2026, we announced that we had signed a non-binding letter of intent to acquire a controlling 51% interest in Airbeam Wireless Technologies Inc., with an option to acquire the remaining 49%, in a proposed transaction that values Airbeam at approximately $16 million. Airbeam is a wireless semiconductor company focused on 60 GHz connectivity solutions for next-generation communications and autonomous systems, and, according to the Company, its portfolio includes access to more than 260 patents and related semiconductor design assets covering WiHD, WiGig, and millimeter-wave technologies. We intend, if the transaction is completed, to integrate Airbeam’s wireless technology with our artificial intelligence platform through our Eva Defense business. The proposed acquisition is based on a non-binding letter of intent and remains subject to the completion of due diligence, the negotiation and execution of definitive agreements, and other customary closing conditions. We have not entered into a definitive agreement with respect to Airbeam, and there can be no assurance that the proposed transaction will be completed on the terms described, or at all.

Corporate Information

Our principal office is 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067. Our telephone number is (424) 202-3603, and our corporate website is www.eva.live. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

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THE OFFERING

Shares of Common Stock Offered	Up to 4,576,272 shares of Common Stock.

Shares of Common Stock Outstanding Prior to this Offering	36,535,389 shares of Common Stock as of March 31, 2026.

Shares of Common Stock Outstanding Following this Offering	Up to 41,111,661 shares of Common Stock, assuming conversion of the Initial Note.

Use of Proceeds	The Investor will be entitled to the shares of Common Stock upon the conversion of the Initial Note. We will not receive any additional cash proceeds from the conversion of the Initial Note. See “Use of Proceeds” for additional information.

Nasdaq Capital Market Ticker Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GOAI.”

Risk Factors	An investment in our Common Stock involves a high degree of risk. See the section entitled “Risk Factors” included in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated by reference herein, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

The number of shares of our Common Stock to be outstanding after this offering is based on 36,535,389 shares of our Common Stock outstanding as of March 31, 2026, and excludes a total of 3,960,643 shares of Common Stock issued as of the date of this prospectus supplement per the following breakdown:

●	114,384 shares of Common Stock issued for the at-the-market offering.

●	70,831 shares of Common Stock issued for the conversion of Diagonal Note(s).

●	456,498 shares of Common Stock issued for the Streeterville Note.

●	825,483 shares of Common Stock issued for the settlement accrued expenses for related parties.

●	1,308,322 shares of Common Stock issued for the settlement accounts payable.

●	1,185,125 shares of Common Stock underlying outstanding promissory notes. This excludes shares of common stock issuable upon conversion of current five (5) promissory notes with principal amounts totaling $1,371,813, each promissory note convertible (upon an event of default only) at a conversion price equal to 65.00% to 75.00% of the lowest trading price of the common stock during the ten trading days prior to the conversion date (subject to certain adjustments). The number of shares issuable upon conversion of these promissory notes assume a default occurs on July 21, 2026.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making an investment in our Common Stock, you should carefully consider the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated herein by reference (other than, in each case, information furnished, rather than filed), as well as the information contained in this prospectus supplement and the accompanying base prospectus relating to this offering. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition, and results of operations, and the trading price of our Common Stock. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Ownership of Our Common Stock and This Offering

A significant percentage of the Company’s Common Stock is held by a small number of shareholders.

Our Chief Executive Officer and President controls approximately 57.86% of our outstanding Common Stock as of the date of this prospectus supplement, and our officers and directors collectively own approximately 60.00% of our outstanding Common Stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, such as business combinations. In addition, the conversion of existing convertible notes, the occurrence of sales of a large number of shares of our Common Stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our Common Stock reduce the public float and liquidity of our Common Stock, which can, in turn, affect the market price of our Common Stock.

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Additional financing or future equity issuances may result in future dilution to our stockholders.

We expect that we will need to raise additional funds in the future to finance our growth, our current and planned initiatives, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest, and the newly issued securities may have rights senior to those of the holders of our Common Stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to execute our business plan successfully.

Because we do not currently intend to pay cash dividends on our Common Stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of Common Stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including, among others, our results of operations, financial condition, and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

You will experience immediate and substantial dilution.

The assumed offering price per share in this offering may exceed the pro forma net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming the conversion in full of the Initial Note and the issuance of 3,624,314 shares of Common Stock, upon such conversions at a conversion price of $2.086 per share (which is the Conversion Price on July 21, 2026 as defined in the Initial Note, i.e., 87% of the lowest daily VWAP for the ten (10) Trading Day period immediately preceding the applicable measurement date), and after deducting estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.65 per share, representing the difference between our as adjusted net tangible book value per share of $0.44 as of March 31, 2026 after giving effect to this offering and the assumed offering price of $2.086, which is the Conversion Price, as defined in the Initial Note, as of July 21, 2026. In addition, we are not restricted from issuing additional securities in the future, including shares of Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants, stock options, and the vesting of outstanding restricted stock units may also result in further dilution of your investment. See the section entitled “Dilution” on page S-14 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. David Boulette, our Chief Executive Officer and President, is the holder and beneficial owner of approximately 57.86% of the Company’s Common Stock and therefore controls a majority of the voting power of the Company’s outstanding Common Stock; accordingly, he has the ability to determine all matters requiring approval by stockholders. As a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating, corporate governance, and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

S-10

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock being offered in this offering upon conversion of the Initial Note.

S-11

DIVIDEND POLICY

We do not anticipate declaring or paying any cash dividends to holders of our Common Stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the growth of our business. If we decide to pay cash dividends in the future, the declaration and payment of such dividends will be at the sole discretion of our board of directors and may be discontinued at any time. In determining the amount of any future dividends, our board of directors will take into account any legal or contractual limitations, our actual and anticipated future earnings, cash flow, debt service, and capital requirements, and other factors that our board of directors may deem relevant.

S-12

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2026:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of the Initial Note , and assuming the conversion of the Initial Note with no additional payments for such conversions, after deducting estimated offering expenses payable by us.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$5,769,269	$7,929,269

Capitalization
Current liabilities:
Accounts payable	$2,982,974	$2,982,974
Accrued expenses	2,313,260	2,313,260
Accrued expenses, related party	63,000	63,000
Notes payable	1,084,493	1,084,493
Accrued interest	51,801	51,801
Deferred revenue	549,803	549,803
Total current liabilities	$7,045,331	$7,045,331
Convertible note payable, net of discount	$396,434	$396,434
Derivative liability	4,923,000	4,923,000
Total liabilities	$12,364,765	$12,364,765

Stockholders’ Equity
Common stock, $0.0001 par value; 300,000,000 shares authorized, 36,535,389 shares issued and outstanding (before the offering) as of March 31, 2026 and 41,111,661 shares issued and outstanding (after the offering)	3,653	4,111
Deferred stock-based compensation	(2,062,500)	(2,062,500)
Additional paid-in capital	$43,318,101	$45,477,643
Accumulated deficit	$(28,906,438)	$(28,906,438)
Total Stockholders’ Equity	$12,352,816	$14,512,816

Total capitalization	$24,717,581	$26,877,581

The above table and discussion excludes a total of 3,960,643 shares of Common Stock issued as of the date of this prospectus supplement per the following breakdown:

●	114,384 shares of Common Stock issued for the at-the-market offering.

●	70,831 shares of Common Stock issued for the conversion of Diagonal Note(s).

●	456,498 shares of Common Stock issued for the Streeterville Note.

●	825,483 shares of Common Stock issued for the settlement accrued expenses for related parties.

●	1,308,322 shares of Common Stock issued for the settlement accounts payable.

●	1,185,125 shares of Common Stock underlying outstanding promissory notes. This excludes shares of common stock issuable upon conversion of current five (5) promissory notes with principal amounts totaling $1,371,813, each promissory note convertible (upon an event of default only) at a conversion price equal to 65.00% to 75.00% of the lowest trading price of the common stock during the ten trading days prior to the conversion date (subject to certain adjustments). The number of shares issuable upon conversion of these promissory notes assume a default occurs on July 21, 2026.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

S-13

DILUTION

If you invest in our Common Stock, your interest will be diluted to the extent of the difference between the assumed offering price per share and the pro forma as adjusted net tangible book value per share of Common Stock immediately after this offering.

The assumed price for this offering is $2.086, which is the Conversion Price of the Initial Note on July 21, 2026, defined as the price equal to 87% of the lowest daily VWAP for the ten (10) Trading Day period immediately preceding the applicable measurement date.

As of March 31, 2026, our net tangible book value was approximately $12,352,816, or $0.340 per share of Common Stock. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our Common Stock outstanding as of March 31, 2026.

After giving effect to the issuance and sale of the Initial Note, and assuming the conversion of the Initial Note with no additional payments for such conversions, after deducting estimated offering expenses payable by us, at an assumed offering price of $2.086 per share, our net tangible book value as of March 31, 2026 would have been approximately $17,672,250, or $0.440 per share. This represents an immediate increase in net tangible book value of $0.100 per share to our existing stockholders and an immediate dilution of $1.650 per share to investors purchasing Common Stock in this offering at the assumed public offering price.

The following table illustrates this per share dilution based on shares outstanding as of March 31, 2026:

Assumed offering price per Common Stock	$2.086
Net tangible book value per share as of March 31, 2026, before giving effect to this offering	$0.340
Increase in net tangible book value per share attributable to new investors in this offering	$0.100
As adjusted net tangible book value per share	$0.440
Dilution in net tangible book value per common share to new investors in this offering	$1.650

The above table and discussion excludes a total of 3,960,643 shares of Common Stock issued as of the date of this prospectus supplement per the following breakdown:

●	114,384 shares of Common Stock issued for the at-the-market offering.

●	70,831 shares of Common Stock issued for the conversion of Diagonal Note(s).

●	456,498 shares of Common Stock issued for the Streeterville Note.

●	825,483 shares of Common Stock issued for the settlement accrued expenses for related parties.

●	1,308,322 shares of Common Stock issued for the settlement accounts payable.

●	1,185,125 shares of Common Stock underlying outstanding promissory notes. This excludes shares of common stock issuable upon conversion of current five (5) promissory notes with principal amounts totaling $1,371,813, each promissory note convertible (upon an event of default only) at a conversion price equal to 65.00% to 75.00% of the lowest trading price of the common stock during the ten trading days prior to the conversion date (subject to certain adjustments). The number of shares issuable upon conversion of these promissory notes assume a default occurs on July 21, 2026.

S-14

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering shares of Common Stock. For a description of the rights associated with the Common Stock, see “Description of Common Stock” in the accompanying prospectus. Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GOAI”.

S-15

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement, the accompanying base prospectus, the Purchase Agreement, and the Initial Note, we are offering to the Investor up to 4,576,272 shares of our Common Stock.

The shares of Common Stock are being offered directly to the Investor by the Company without a placement agent, underwriter, broker, or dealer.

We will issue the shares of Common Stock upon conversion of the Initial Note immediately after such conversion.

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC, with an address at 18 Lafayette Place Woodmere, New York 11598. Their telephone number is 212-828-8436.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “GOAI.”

S-16

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus supplement will be passed on to us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The financial statements of the Company as of December 31, 2025 and 2024, incorporated in this prospectus supplement and the accompanying base prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Lao Professionals, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file, electronically, with the SEC, annual, quarterly, and current reports, proxy statements, information statements, and other information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.eva.live, as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on, or (other than our SEC filings) that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the Common Stock that we will offer. This prospectus supplement and the accompanying base prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about the Common Stock and us we may offer. Statements we make in this prospectus supplement and the accompanying base prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge at the SEC’s website.

S-17

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference in this prospectus the following documents, which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026.
●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 15, 2026.
●	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 27, 2026, and as it may be further amended from time to time.
●

Our Current Reports on Form 8-K filed with the SEC on January 27, 2026, February 3, 2026, February 4, 2026, February 10, 2026, February 18, 2026, February 24, 2026, February 25, 2026, March 30, 2026, April 14, 2026, April 28, 2026, May 27, 2026, June 5, 2026, June 10, 2026, June 12, 2026 and June 17, 2026.

Whenever after the date of filing the registration statement of which this prospectus supplement and the accompanying base prospectus are a part, and until all of the securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus supplement from the time they are filed. Any statements made in this prospectus supplement or the accompanying base prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Nothing in this prospectus supplement will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement, but not delivered with the prospectus supplement, upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to our principal executive offices at the following address:

Eva Live Inc.

2029 Century Park East, Suite # 400N

Los Angeles, CA 90067

Tel: (424) 202-3603

Website: www.eva.live

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

S-18

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

● Shares of our common stock, $0.0001 par value per share, or our common stock;

● Shares of our preferred stock, $0.0001 par value per share, or our preferred stock;

● Depositary shares representing our preferred stock, or depositary shares;

● Warrants to purchase our common stock, preferred stock or depositary shares;

● Rights to purchase our common stock or preferred stock; and

● Units comprised of shares of our common stock, shares of preferred stock, warrants or rights in any combination and in one or more series

We refer to our common stock, preferred stock, depositary shares, warrants, units and rights registered hereunder collectively as the “securities.” We may offer these securities with an aggregate public offering price of up to $250,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering. The aggregate initial offering price of all securities we offer under this prospectus will not exceed $250,000,000.

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers or through any combination of these methods. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 13. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the Nasdaq Capital Market, or the Nasdaq, under the symbol “GOAI.” On March 17, 2026, the closing price of our common stock was $4.32 per share.

See “Risk Factors” beginning on page S-9 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Eva Live Inc., a Nevada corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, filed as part of a registration statement on Form S-3 (“Form S-3”), and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:

●estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;

●the implementation of our business model and strategic plans for our products and technologies;

●competitive companies and technologies and our industry;

●our ability to develop and commercialize new products;

●our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;

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●our ability to hire and retain key personnel and to manage our future growth effectively;

●our ability to obtain additional financing in future offerings;

●our expectations regarding use of proceeds from this offering;

●the potential effects of government regulation; and

●our expectations about market trends.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed in this prospectus under the heading “Risk Factors” and in other documents that we file from time to time with the SEC.

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those those discussed in this prospectus under the heading “Risk Factors.”

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition or operating results. This prospectus, and the documents incorporated by reference in this prospectus contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus is generally reliable, such information is inherently imprecise.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

OUR COMPANY

Eva Live Inc. (the “Company”) was incorporated under the laws of the State of Nevada on August 27, 2002, as International Pit Boss Gaming, Inc. On October 1, 2002, the Company merged with Pro Roads Systems, Inc. (a Florida corporation), a public shell company traded on the pink sheets. Pro Roads Systems, Inc. had no operations before the merger. The purpose of the merger was to change the Company’s domicile from Florida to Nevada. From its inception to 2006, the Company designed and developed software for the gaming industry. The Company changed its name on February 14, 2006, to Logo Industries Corporation and, on November 18, 2008, to Malwin Ventures Inc. On February 11, 2014, the Company announced negotiations with Impact Future Media LLC, and their President/Founder, Francois Garcia, acquired 100% of Impact Future Media LLC and its media and entertainment assets. The Company announced the closing of this transaction on March 25, 2014. From March 2014 to September 28, 2021, the Company was involved in the entertainment, publishing, and interactive industries.

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On September 28, 2021 (the “Acquisition Date”), the Company merged into EvaMedia Corp. (“EvaMedia”). Upon completion of the reverse merger, the Company acquired all issued and outstanding shares of EvaMedia’s capital stock. As a result, the Company issued 110,192,177 shares of the Company’s common stock to shareholders of EvaMedia, and immediately following the Acquisition, 111,169,525 shares of common stock were issued and outstanding. As a result, EvaMedia’s shareholders control 99.12% of the issued and outstanding shares of the Company on a fully diluted basis. Following the Acquisition, David Boulette of EvaMedia became the company’s CEO, director, and controlling shareholder. He appointed two additional board members from EvaMedia, Phil Aspin and Daryl Walser. Terry Fields remained the only board member of the Company.

We deemed EvaMedia as an accounting acquirer based on the following facts: (i) after the reverse merger, former shareholders of EvaMedia held a majority of the voting interest of the combined company; (ii) former Board of Directors of EvaMedia possess majority control of the Board of Directors of the combined company; (iii) members of the management of EvaMedia are responsible for the management of the combined company. As such, we have treated the financial statements of EvaMedia as the historical financial statements of the combined company, and (iv) EvaMedia’s relative size, measured in assets and revenues, is significantly larger than that of the Company.

We have identified the Company as the legal acquirer, as it is the entity that issued securities. Comparatively, we have identified EvaMedia as the legal acquiree, the entity whose equity interests are acquired.

Since September 28, 2021, the Company has operated at the junction of digital marketing and media monetization.

On September 9, 2021, the Company completed a reverse split in the amount of 1-for-150, changed the Company’s name to Eva Live Inc., changed the Company’s trading symbol from “MLWN” to “GOAI,” and executed an Acquisition Agreement resulting in a change of control of the Company . On September 10, 2021, the Financial Industry Regulatory Authority (“FINRA”) announced the effectiveness of a change in the Company’s name from “Malwin Ventures, Inc.” to “Eva Live, Inc.” and a change in the Company’s ticker symbol from “MLWN” to the new trading symbol “GOAI”. Trading under the new ticker symbol began at market opening on July 11, 2021.

We execute our business through the Eva Platform based on Artificial Intelligence, or AI, to match advertising campaigns to specific ad spots one at a time. Our system creates conversion mapping tables that allow us to increase conversion rates by analyzing those trends with optimized historical conversion rates and further capitalizing on and improving those rates. We leverage “big data,” an accumulation of data that is too large and complex for traditional database management tools to process. Since more companies are attempting to leverage big data to make strategic business decisions, we have built automated tools that analyze the data and feed the relevant information into our decision logic. We have designed our solution to optimize brand campaigns to create brand awareness and direct response campaigns with a fixed conversion point.

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Corporate Information

The Company’s principal office is 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067. Our telephone number is (424) 202-3603, and our corporate website is www.eva.live. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

Going Concern

Although our financial statements have been prepared on a going concern basis, we must raise additional capital in order to continue as a going concern. See “Risk Factors – Risks Related to the Company - There is doubt that the Company can continue as a “going concern” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that generally apply to public companies. These provisions include:

●	an exemption from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 on the design and effectiveness of our internal controls over financial reporting;

●	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure about the Company’s executive compensation arrangements; and

●	exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or shareholder approval of any golden parachute arrangements.

We may take advantage of some, but not all, available benefits under the JOBS Act. We have taken advantage of some reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies where you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period to comply with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to refrain from availing ourselves of the delayed adoption of new or revised accounting standards. Therefore, we will adopt new or revised generally accepted accounting principles in the United States on the relevant dates on which adoption of such standards is required for other public companies that are not emerging growth companies.

As amended, we are also a “smaller reporting company” defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. We may remain a smaller reporting company until we have a non-affiliate public float above $250 million and annual revenues above $100 million or a non-affiliate public float above $700 million and annual revenues less than $100 million, each as determined yearly. Even after we no longer qualify as an emerging growth company, we may still be eligible as a smaller reporting company, allowing us to take advantage of many of the same exemptions from disclosure requirements.

For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors – Risks Related to the Company - “As an “emerging growth company” under the JOBS act, we can rely on exemptions from certain disclosure requirements” on page of this prospectus.

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RISK FACTORS

You should consider carefully the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, together with all of the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus to potentially fund business acquisitions and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities. Further details regarding the use of the net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF COMMON STOCK

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our certificate of incorporation, as amended. referred to herein as our certificate of incorporation, and bylaws, as amended, referred to herein as our bylaws. The description below is based on and is qualified in its entirety by reference to our certificate of incorporation and bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. See “Where To Find Additional Information” for information on how to obtain documents from us, including our certificate of incorporation and bylaws.

General

We have authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock.

As of March 17, 2026, there were 31,485,389 shares of our common stock issued and outstanding held by 906 stockholders of record.

Common Stock

The following summarizes our common stock’s material rights and restrictions. This description does not purport to be a complete description of all the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this registration statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available, therefore, when, as, and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto, and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A “plurality” means the excess votes cast for one candidate over another. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

The Board of Directors is authorized to fix the number of shares of any preferred stock series and determine the designation of any such series. The Board of Directors is also authorized to determine or alter rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors initially fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series after the issue of shares of that series.

Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

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NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our Articles of Incorporation provide that we will indemnify our directors, officers, employees and agents fully, or if not possible, partially, permitted by the provisions of the NRS.

Listing

Our common stock is currently listed on Nasdaq under the symbol “GOAI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company LLC.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.

General

Our Certificate of Incorporation provides that we may issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share. Our Certificate of Incorporation authorizes our Board to increase or decrease the number of authorized shares without stockholder approval. As of February 13, 2026, no shares of our preferred stock were issued and outstanding.

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Subject to the limitations prescribed by Nevada law and our Certificate of Incorporation and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or a duly authorized committee thereof.

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

● the title and stated value of such preferred stock;

● the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

● the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

● whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

● the procedures for any auction and remarketing, if any, for such preferred stock;

● the provisions for a sinking fund, if any, for such preferred stock;

● the provisions for redemption, if applicable, of such preferred stock;

● any listing of such preferred stock on any securities exchange;

● the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

● a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

● any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

● any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.

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Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

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Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. The deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

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Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if either party is prevented from or delayed in performing its obligations under the deposit agreement by law or any circumstances beyond its control. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

● the title and issuer of such warrants;

● the aggregate number of such warrants;

● the price or prices at which such warrants will be issued;

● the currencies in which the price or prices of such warrants may be payable;

● the designation, amount and terms of the securities purchasable upon exercise of such warrants;

● the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

● if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

● the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

● the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

● the minimum or maximum amount of such warrants which may be exercised at any one time;

● information with respect to book-entry procedures, if any;

● a discussion of material U.S. federal income tax considerations; and

● any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:

● the date for determining the stockholders entitled to the rights distribution;

● the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

● the aggregate number of rights being issued;

● the date, if any, on and after which such rights may be transferable separately;

● the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

● a discussion of material U.S. federal income tax considerations; and

● any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange, listing, transferability and exercise of such rights.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or rights, or any combination of such securities, including guarantees of any securities.

The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

● the terms of the units and of any of the common stock, preferred stock, warrants, rights and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

● a description of the terms of any unit agreement governing the units; and

● a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents or through any combination of these methods. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The securities offered pursuant to this prospectus, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares. Those “at-the-market” offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

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In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the Nasdaq under the symbol “GOAI.” Any securities that we issue, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2025 and December 31, 2024 incorporated by reference into this prospectus have been audited by Lao Professionals, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the entity’s ability to continue as a going concern).

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.gnln.com. You should not consider information on our website to be part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:

● our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 16, 2026;

● The description of our common stock contained in our Registration Statement on Form 8-A filed on January 27, 2026, and as it may further be amended from time to time.

● our Current Reports on Form 8-K filed with the SEC on January 27, 2026, February 3, 2026, February 4, 2026, February 10, 2026, February 18, 2026, February 24, 2026, and February 25, 2026.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Greenlane Holdings, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Eva Live Inc.

2029 Century Park East, Suite # 400N

Los Angeles, CA 90067

Tel: (424) 202-3603

Website: www.eva.live

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

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Up to 4,576,272 shares of Common Stock

Prospectus Supplement

July 21, 2026